Exhibit 10.3

EXECUTION COPY

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of September 6, 2019 by and among (i) TKK Symphony Acquisition Corporation, a Cayman Islands exempted company, which will be known after the consummation of the transactions contemplated by the Share Exchange Agreement (as defined below) as “Glory Star New Media Group Holdings Limited” (including any successor entity thereto, “Purchaser”), (ii) TKK Symphony Sponsor 1, a Cayman Islands exempted company, in the capacity under the Share Exchange Agreement as the Purchaser Representative (including any successor Purchaser Representative appointed in accordance therewith, the “Purchaser Representative”), and (iii) the undersigned (“Holder”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Share Exchange Agreement.

WHEREAS, on September 6, 2019, Purchaser, the Purchaser Representative and Holder entered into that certain Share Exchange Agreement (as amended from time to time in accordance with the terms thereof, the “Share Exchange Agreement”), by and among Purchaser, the Purchaser Representative, Glory Star New Media Group Limited, a Cayman Islands exempted company (the “Company”), Glory Star New Media (Beijing) Technology Co., Ltd. (耀世星辉新文娱(北京)科技有限公司), a wholly foreign-owned enterprise limited liability company incorporated in the People’s Republic of China (“PRC”) and indirectly wholly-owned by the Company, Xing Cui Can International Media (Beijing) Co., Ltd. (星璀璨国际传媒(北京)有限公司), a limited liability company incorporated in the PRC, Horgos Glory Star Media Co., Ltd. (霍尔果斯耀世星辉文化传媒有限公司), a limited liability company incorporated in the PRC, the shareholders of the Company named therein, including Holder (the “Sellers”), and Zhang Bing, in the capacity as the Seller Representative thereunder, pursuant to which, subject to the terms and conditions thereof, Purchaser will acquire from the Sellers all of the issued and outstanding equity interests of the Company in exchange for Purchaser Common Shares, a portion of which will be set aside in escrow and held in an escrow account in accordance with the terms and conditions of the Share Exchange Agreement and the Escrow Agreement to be entered into by the Purchaser, the Purchaser Representative, the Seller Representative and the Escrow Agent;

WHEREAS, Holder is a holder of the capital stock of the Company in such amount as set forth underneath Holder’s name on the signature page hereto; and

WHEREAS, pursuant to the Share Exchange Agreement, and in view of the valuable consideration to be received by Holder thereunder, including the rights under the Registration Rights Agreement being entered into by and among Purchaser, the Purchaser Representative and the Sellers, including Holder, on or about the date hereof in connection with the Share Exchange Agreement (the “Registration Rights Agreement”), the parties desire to enter into this Agreement, pursuant to which the Exchange Shares and the Earnout Shares, if any, to be issued to Holder (including any shares held in escrow as Escrow Shares) (such Exchange Shares and Earnout Shares, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Restricted Securities”) shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Lock-Up Provisions.

(a) Holder hereby agrees not to, during the period commencing from the Closing and ending on the earlier of, (i) with respect to fifty percent (50%) of each type of the Restricted Securities (including Escrow Shares), (x) the six (6) month anniversary of the date of the Closing, (y) the date on which the closing sale price of the Purchaser Ordinary Shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any twenty (20) trading days within any thirty (30) trading day period commencing after the Closing, and (z) the date after the Closing on which Purchaser consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of Purchaser’s shareholders having the right to exchange their equity holdings in Purchaser for cash, securities or other property (a “Subsequent Transaction”), and (ii) with respect to the remaining fifty percent (50%) of the Restricted Securities, (x) the one (1) year anniversary of the date of the Closing and (y) the date after the Closing on which Purchaser consummates a Subsequent Transaction (the “Lock-Up Period”): sell, transfer, assign, pledge, hypothecate or otherwise dispose of, directly or indirectly, the Restricted Securities, or publicly disclose the intention to do any of the foregoing (a “Prohibited Transfer”). The foregoing sentence shall not apply to the transfer of any or all of the Restricted Securities owned by Holder (other than Escrow Shares until such Escrow Shares are disbursed to Holder from the Escrow Account in accordance with the terms and conditions of the Share Exchange Agreement and the Escrow Agreement) (i) by gift, will or intestate succession upon the death of Holder, (ii) to any Permitted Transferee, (iii) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union; provided, however, that in any of cases (i), (ii) or (iii) it shall be a condition to such transfer that the transferee executes and delivers to Purchaser and the Purchaser Representative an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement. As used in this Agreement, the term “Permitted Transferee” shall mean: (I) Purchaser’s officers, directors or their respective affiliates, (II) the members of Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings), (III) any trust for the direct or indirect benefit of Holder or the immediate family of Holder, (IV) if Holder is a trust, to the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (V) as a distribution to partners, shareholders, members of, or owners of similar equity interests in Holder upon the liquidation and dissolution of Holder, or (VI) to any affiliate of Holder. Holder further agrees to execute such agreements as may be reasonably requested by Purchaser or the Purchaser Representative that are consistent with the foregoing or that are necessary to give further effect thereto.

(b) Holder further acknowledge and agrees that notwithstanding Section 1(a) above, it shall not be permitted to engage in any Prohibited Transfer with respect to any Escrow Shares until such Escrow Shares are disbursed to Holder from the Escrow Account in accordance with the terms and conditions of the Share Exchange Agreement and the Escrow Agreement.

(c) If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and Purchaser shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, Purchaser may impose stop-transfer instructions with respect to the Restricted Securities of Holder (and permitted transferees and assigns thereof) until the end of the Lock-Up Period.

(d) During the Lock-Up Period (and with respect to any Escrow Shares, if longer, the during the period when such Escrow Shares are held in the Escrow Account), each certificate evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF SEPTEMBER 6, 2019, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(e) For the avoidance of any doubt, Holder shall retain all of its rights as a shareholder of Purchaser during the Lock-Up Period, including the right to vote any Restricted Securities.

2. Miscellaneous.

(a) Termination of Share Exchange Agreement. Notwithstanding anything to the contrary contained herein, in the event that the Share Exchange Agreement is terminated in accordance with its terms prior to the Closing, this Agreement and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be transferred or delegated by Holder at any time. Purchaser may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder. If the Purchaser Representative is replaced in accordance with the terms of the Share Exchange Agreement, the replacement Purchaser Representative shall automatically become a party to this Agreement as if it were the original Purchaser Representative hereunder.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate courts thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 2(g). Nothing in this Section 2(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2(e).

(f) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Purchaser Representative or, at or prior to the Closing, Purchaser, to:

TKK Symphony Sponsor 1
c/o Texas Kang Kai Capital Management (Hong Kong) Limited
2039, 2/F United Center, 95 Queensway Admiralty, Hong Kong
Attention: Sing Wang, Chairman and CEO
Telephone No.: +852 3643 1693
Email: sw@tkkcapital.com

With a copy to (which shall not constitute notice):

Ellenoff Grossman & Schole, LLP
1345 Avenue of the Americas, 11th Floor
New York, NY 10105
Attn:      Stuart Neuhauser, Esq.
               Matthew A. Gray, Esq.
Fax:        (212) 370-7889
Tel:        (212) 370-1300
Email:    sneuhauser@egsllp.com
              mgray@egsllp.com

and

Goodwin Procter
Suite 2801, One Exchange Square
8 Connaught Place, Central, Hong Kong
Attn:     Douglas Freeman, Esq.
              Victor Chen, Esq.
Facsimile No.:    +852 2801 5515
Telephone No.: +852 3658 5300
Email:    DFreeman@goodwinlaw.com
              VChen@goodwinlaw.com

If to Purchaser after the Closing, to:

Glory Star New Media Group Holdings Limited
22nd Floor, Block B, Xinhua Technology Building,
No. 8 Tuofangying Road,
Chaoyang District, Beijing, China
Attn: Zhang Bing, CEO and President
Telephone No.: +86-13810355988
Email: 81320382@qq.com

With copies to (which shall not constitute notice):

Lewis Brisbois Bisgaard & Smith LLP
633 West 5th Street, Suite 4000
Los Angeles, CA 90071
Attention: Scott E. Bartel, Esq.
Facsimile No.:    (213) 250-7900
Telephone No.: (213) 358-6174
Email: scott.bartel@LewisBrisbois.com

and

the Purchaser Representative (and its copy for notices hereunder)

If to Holder, to: the address set forth below Holder’s name on the signature page to this Agreement.

(h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of Purchaser, the Purchaser Representative and Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and Purchaser (and the Purchaser Representative on behalf of Purchaser) will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, each of Purchaser and the Purchaser Representative shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Share Exchange Agreement or any Ancillary Document, including the Registration Rights Agreement. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of Purchaser and the Purchaser Representative or any of the obligations of Holder under any other agreement between Holder and Purchaser or the Purchaser Representative or any certificate or instrument executed by Holder in favor of Purchaser or the Purchaser Representative, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of Purchaser or the Purchaser Representative or any of the obligations of Holder under this Agreement.

(l) Further Assurances. From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m) Counterparts; Facsimile.  This Agreement may also be executed and delivered by facsimile signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Purchaser:

TKK SYMPHONY ACQUISITION CORPORATION

By:
Name:
Title:

The Purchaser Representative:

TKK SYMPHONY SPONSOR 1,

in its capacity under the Share Exchange Agreement as the Purchaser Representative

By:
Name:
Title:

{Additional Signature on the Following Page}

{Signature Page to Lock-Up Agreement}

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Holder:

Name of Holder: [                                                    ]

By:

Name:

Title:

Number and Type of Shares of Company Capital Stock:

Address for Notice:

Address:

Facsimile No.:

Telephone No.:

Email:

{Signature Page to Lock-Up Agreement}